Exhibit 99.1

CONTACT INFORMATION:

Investors and Media

David Schummers

Director of Investor Relations

408-548-6500

dschummers@kyphon.com

Kyphon Reports Fourth Quarter and Fiscal Year 2003 Results

SUNNYVALE, Calif., January 27, 2004 – Kyphon Inc. (Nasdaq: KYPH) today announced financial results for the fourth quarter and fiscal year ended December 31, 2003.

For the fourth quarter, the Company reported net sales of $39.7 million, an increase of 74% over $22.7 million in net sales reported in the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $19.3 million, or $0.45 per fully-diluted Share on a GAAP basis, which compares to net income of $0.9 million, or $0.02 per share reported in the fourth quarter of 2002. Fourth quarter net income included two non-recurring items, one relating to a one-time tax benefit and the other relating to early facility lease termination costs. Excluding these non-recurring items, pro forma net income for the fourth quarter of 2003 was $3.6 million, or $0.08 per fully-diluted share.

For fiscal year 2003, the Company reported net sales of $131.0 million, an increase of 72% over $76.3 million in net sales reported in fiscal 2002. Net income for fiscal 2003 was $27.3 million, or $0.65 per fully-diluted share on a GAAP basis, compared to a net loss of $15.3 million, or $0.63 per basic share, reported in fiscal 2002. Excluding those non-recurring items, pro forma net income for fiscal 2003 was $8.7 million, or $0.21 per fully-diluted share.

“The fourth quarter marks the end of a very important year in Kyphon’s development,” commented Richard Mott, President and Chief Executive Officer of Kyphon. “During the year, we successfully broadened our focus from our initial opportunity in osteoporosis-related vertebral fractures and built the foundation to become a leading innovator in minimally invasive spine fracture therapies. This strategic expansion was supported by the financial and operational accomplishments we delivered throughout 2003 as we built significant momentum in our business. We achieved strong penetration into our core market through expansion of our sales channel, new product launches, and significant growth in our global reach.

“During 2004, a key priority will be to further our procedural expansion into trauma and cancer related spine fractures. These represent significant incremental market opportunities for Kyphon that leverage many of the investments we made over the past three years. With the addition of these market segments, Kyphon is now providing surgeons with products for addressing the three major causes of fractures in the spine.

“As we build the foundation for our long-term goals, we will not lose focus on our core market as the primary source of near-term growth. Patients with spine fractures related to osteoporosis remain underserved and we will invest in furthering our penetration in this market segment worldwide,” continued Mott.

In conjunction with the Company’s fiscal 2003 earnings report, Kyphon today announced that, for reasons relating to his health, Jeffrey Kaiser, Vice President, Finance and Administration and

Chief Financial Officer of Kyphon since March 2000, expects to transition into a new, part-time role as Executive Vice President and Treasurer. The transition will take place once Kyphon has identified his successor. “Kyphon is very grateful for Jeffrey’s valuable services in guiding the Company’s financial matters during the past four years, and I look forward to his continued support and contributions in his new role,” concluded Mott.

Financial Outlook

For 2004, the Company is currently planning for sales in the range of $186 million to $190 million and expects earnings per fully-diluted share to be in the range of $0.36 to $0.41 on a GAAP basis.

Use of Non-GAAP Financial Measures

Kyphon uses non-GAAP measures of pro forma net income and pro forma earnings per share, which are adjusted from its GAAP results to exclude certain items as discussed below and to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Kyphon believes that non-GAAP measures provide useful information to both management and investors by excluding certain non-recurring items that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing Kyphon’s operating results in a manner that is focused on the performance of Kyphon’s ongoing operations and to provide a more consistent basis for comparison between quarters.

Reconciliation of GAAP and Pro Forma Operating Results

•	Pro forma fourth quarter 2003 net income excluded the favorable impact of a $14.5 million non-cash benefit resulting from the Company’s release of its deferred tax valuation allowance. Prior to this quarter, Kyphon had not reported significant income tax expense because of available deferred tax assets, primarily consisting of net operating loss (“NOL”) and tax credit carryforwards in its GAAP operating results. For financial reporting purposes, these deferred tax assets were fully reserved by a valuation allowance due to uncertainty surrounding the likelihood of their realization. Due to the Company’s continued profitability over the past five quarters and a determination that realization of its deferred tax assets was now more likely than not, the deferred tax assets were recognized in the fourth quarter of 2003. In conjunction with recording the tax benefit, a corresponding one-time increase to net income of approximately $14.5 million was recorded in the fourth quarter 2003 GAAP results, resulting in a $14.0 million overall net income tax benefit for the year. Commencing in the first quarter of 2004, the Company will report fully-taxed earnings at a 40% rate. Although it is unlikely the Company will be required to pay normal federal and state income taxes until such time as the NOL and tax credit carryforwards are exhausted or expire, taxes in some smaller jurisdictions may apply.
•	Pro forma fourth quarter and fiscal 2003 results also exclude $1.2 million in early lease termination costs associated with Kyphon’s upcoming facility move, which are included in the Company’s General and Administrative costs on a GAAP basis.
•	Pro forma fourth quarter and fiscal 2003 results assume a 40% tax rate.

A reconciliation of Kyphon’s pro forma income statement for the fourth quarter of 2003 and fiscal 2003 is as follows (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Net income (loss)	$19,250	$918	$27,323	$(15,338)

Adjustment to reflect add back of early lease termination costs included in general and administrative expenses	1,200		1,200
Adjustment to reflect exclusion of non-cash benefit related to release Of deferred tax valuation allowance	(14,500)	—	(14,000)	—
Adjustment to include 40% tax provision	(2,400)		(5,800)

Pro forma net income (loss) excluding special items	$3,550	$918	$8,723	$(15,338)

Pro forma net income (loss) per share:
Basic	$0.09	$0.02	$0.23	$(0.63)

Diluted	$0.08	$0.02	$0.21	$(0.63)

Weighted-average shares outstanding:
Basic	39,298	37,033	38,433	24,405

Diluted	43,082	40,668	42,090	24,405

Earnings Call Information

Kyphon will host a conference call today at 2:00 p.m. Pacific Standard Time to discuss its fourth quarter and fiscal year 2003 results. A live Webcast of the call will be available from the Company’s corporate website at www.kyphon.com. An audio replay of the call will also be available beginning from 5:00 p.m. Pacific Standard Time on Tuesday, January 27, 2004 until 9:00 p.m. Pacific Standard Time on Sunday, February 1, 2004. To access the replay, dial (888) 203-1112 (U.S) or (719) 457-0820 (International) and enter the confirmation number 286152.

About Kyphon Inc.

Kyphon develops and markets medical devices for orthopedic applications using its proprietary balloon technology. The Company’s initial marketing focus is on surgeons who repair spine fractures caused by osteoporosis, a debilitating disease characterized by bone deterioration. Kyphon’s KyphX® system provides surgeons with tools to reduce fractures during minimally invasive spine surgeries.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, those that use words such as “believes,” “expects,” “anticipates,” “hopes,” “plans,” “projects,” and words of similar effect, and specifically include the Company’s future financial projections and anticipated business direction and performance. Forward-looking statements are based on management’s current, preliminary, expectations and are subject to risks and uncertainties, which may cause the Company’s actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Kyphon, its business and its financial results are detailed in the Company’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Risk Factors Affecting Operations and Future Results,” commencing on page 14 of Kyphon’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with the Securities and Exchange Commission on November 14, 2003. Kyphon undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Kyphon and KyphX are registered trademarks of Kyphon Inc.

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(Tables to follow)

KYPHON INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2003	2002	2003	2002

U.S. sales	$35,691	$20,492	$118,422	$70,850
International sales	3,974	2,247	12,606	5,466

Total net sales	39,665	22,739	131,028	76,316
Cost of goods sold	4,903	2,906	16,794	10,416

Gross profit	34,762	19,833	114,234	65,900

Operating expenses:
Research and development	4,005	3,017	15,237	10,145
Sales and marketing	20,407	12,529	68,676	43,509
General and administrative	5,814	3,683	17,348	12,540
Purchased in-process research and development	—	—	636	12,250

Total operating expenses	30,226	19,229	101,897	78,444

Income (loss) from operations	4,536	604	12,337	(12,544)
Interest income (expense) and other, net	214	314	986	(2,794)

Net income (loss) before income taxes	4,750	918	13,323	(15,338)
Provision (benefit) for income taxes	(14,500)	—	(14,000)	—

Net income (loss)	$19,250	$918	$27,323	$(15,338)

Net income (loss) per share:
Basic	$0.49	$0.02	$0.71	$(0.63)

Diluted	$0.45	$0.02	$0.65	$(0.63)

Weighted-average shares outstanding:
Basic	39,298	37,033	38,433	24,405

Diluted	43,082	40,668	42,090	24,405

KYPHON INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; in thousands, except per share amounts)

	December 31, 2003	December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$57,494	$49,867
Investments	13,456	21,224
Accounts receivable, net	24,632	13,934
Inventories	6,239	4,416
Prepaid expenses and other current assets	3,810	4,073
Deferred tax asset	1,163	—

Total current assets	106,794	93,514

Investments	14,529	3,212
Property and equipment, net	6,044	4,265
Goodwill and other intangible assets, net	4,722	—
Deferred tax asset	20,462	—
Other assets	1,929	533

Total assets	$154,480	$101,524

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,531	$2,518
Accrued liabilities	14,619	7,492
Income tax payable	80	—

Total current liabilities	20,230	10,010

Stockholders’ equity:
Common stock, $0.001 par value per share	39	37
Additional paid-in capital	171,359	163,354
Treasury stock, at cost	(201)	(201)
Deferred stock-based compensation, net	(6,435)	(11,947)
Accumulated other comprehensive income	2,196	302
Accumulated deficit	(32,708)	(60,031)

Total stockholders’ equity	134,250	91,514

Total liabilities and stockholders’ equity	$154,480	$101,524

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